Exhibit 10.4

FORM OF INCENTIVE STOCK OPTION NOTICE

[NAME]

[ADDRESS]

This Option Notice (the “Notice”) dated as of January 7, 2010 (the “Grant Date”) is being sent to you by Virgin Media Inc. (including any successor company, the “Company”).  As you are presently serving as an employee of Virgin Media Inc. or one of its subsidiary corporations, in recognition of your services and pursuant to the Virgin Media Inc. 2006 Stock Incentive Plan (the “Plan”), the Company has granted you the Option provided for in this Notice (the “Option”). The Option is subject to the terms and conditions set forth in the Plan, which is incorporated herein by reference, and defined terms used but not defined in this Notice shall have the meaning set forth in the Plan.

1.  Grant of Option.  The Company hereby irrevocably grants to you, as of the Grant Date, an option to purchase up to [Number] shares of the Company’s Common Stock at a price of $17.16 per share (the “Option”).  The Option is intended to qualify as an incentive stock option under US tax laws and the Company will treat it as such to the extent permitted by applicable law.

2.  Vesting.  The Option shall vest in accordance with the following table provided that you are employed by the Company or one of its subsidiary corporations on each such vesting date:

Vesting Date	Number of Options Vesting
January 1, 2011	[Number]
January 1, 2012	[Number]
January 1, 2013	[Number]
January 1, 2014	[Number]
January 1, 2015	[Number]

3.  Acceleration Event.  In the event you are subject to a termination of employment by the Company without Cause or you terminate your employment for Good Reason in either case within twelve (12) months following an Acceleration Event, the Option shall vest and become exercisable as to all of the shares subject to the Option.  For purposes of this paragraph 3, Good Reason shall mean a termination of your employment by you following the occurrence of any of the following events without your consent: (i) a material breach by the Company of any of the covenants in the employment agreement between you and the Company or any of its subsidiaries as amended from time to time (the “Employment Agreement”), (ii) any material reduction in your base salary as set forth in the Employment Agreement, or (iii) any material and adverse change in your position, title or status or any change in your job duties, authority or responsibilities to those of lesser status.  You shall give the Company ten (10) days notice of your intention to terminate your employment for Good Reason (as defined in (i) through (iii) above) has occurred, and such notice shall describe the facts and circumstances in support of such claim in reasonable detail.  The Company shall have ten (10) days thereafter to cure such facts and circumstances if possible.

4.  Exercise Period. Except as set forth in paragraph 3, the Option shall stop vesting immediately upon the termination of your employment and any portion of the Option that is not vested at the time of termination of your employment shall immediately be forfeited and cancelled.  Your right to exercise that portion of the Option that is vested at the time of your termination shall terminate on the earlier of the following dates: (a) three months after the termination of your employment other than for Cause; (b) one year after your termination resulting from your retirement, disability or death; (c) the date on which your employment is terminated for Cause; or (d) January 6, 2020.

5.  Manner of Exercise.  The Option may be exercised by delivery to the Company of a written notice signed by the person entitled to exercise the Option, specifying the number of shares which such person wishes to purchase, together with a certified or bank check or cash (or such other manner of payment as permitted by the Plan) for the aggregate option price for that number of shares and any required withholding (including a payment sufficient to indemnify the Company or any subsidiary of the Company in full against any and all liability to account for any tax or duty payable and arising by reason of the exercise of the Option).

6.  Transferability.  Neither the Option nor any interest in the Option may be transferred other than by will or the laws of descent or distribution, and this Option may be exercised during your lifetime only by you or your guardian or legal representative.

VIRGIN MEDIA INC.

By:
Name:
Title: